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                                                                    EXHIBIT 10.1


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                            Dated as of May 24, 1999

     CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (referred to collectively herein as the "Borrower"), and NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association (the "Lender"), hereby agree as follows:

                                    RECITALS

     CPS, WSI, and the Lender entered into an Amended and Restated Credit Agreement dated as of January 9, 1995 (the "Former Credit Agreement"). The advances under the Former Credit Agreement were evidenced by the revolving note of WSI in the original principal amount of $4,000,000 dated as of May 8, 1996, and by the revolving note of CPS in the original principal amount of $4,000,000 dated as of May 8, 1996 (collectively, the "Former Notes").

     CPS now desires to purchase Western Pipe Supply Co., Inc., a Colorado corporation ("Western"), using advances provided by the Lender pursuant to a new term loan, and the Lender is willing to provide such term loan provided, among other things, that the Former Credit Agreement to be amended and restated in full as set forth herein (as so amended and restated, the "Agreement").

     In connection with the execution of the Agreement, CPS, WSI, and Western are executing a replacement revolving note of even date herewith, which note is given in replacement of and in substitution for, but not in repayment of, the Former Notes.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree that the Former Credit Agreement is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

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     "Accounts" means, as to any Person, the aggregate unpaid obligations of customers and other account debtors to such Person arising out of the sale or lease of goods or rendition of services by such Person on an open account or deferred payment basis.

     "Advance" means a Revolving Advance or a Term Advance.

     "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement.

     "Base Rate" means the rate of interest publicly announced from time to time by the Lender as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

     "Borrowing Base" means, at any time, the lesser of:

     (a) the Maximum Line; or

     (b) the sum of:

         (i) 80% of Eligible Accounts without dating terms, plus

         (ii) the lesser of $1,000,000 or 65% of Eligible Accounts with dating terms which are not past due, plus

         (iii) the lesser of $2,000,000 or 50% of (Eligible Inventory less 105% of the total outstanding balance owed by Borrower to Deutsche Financial Services Corporation), less

         (iv) the outstanding principal balance under the Term Note.

     "CPS" means CPS Distributors, Inc., a Colorado corporation.

     "Collateral" means all of the Borrower's Equipment, General Intangibles, Inventory, Receivables, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in


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connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods;

     "Collateral Account" has the meaning specified in Section 2.09 hereof.

     "Commitment" means the agreement of the Lender to make Revolving Advances hereunder, as the context may require.

     "Current Assets" means the aggregate amount of assets of the Borrower which may be properly classified in accordance with generally accepted accounting principles as current assets, after deducting adequate reserves where proper.

     "Current Liabilities" means all Debt due on demand or within one year from the date of determination thereof, and all other items (including taxes accrued as estimated) which, in accordance with generally accepted accounting principles, may be properly classified as current liabilities.

     "Debt" of any Person means (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined, (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or to otherwise acquire, indebtedness of others.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

     "Eligible Accounts" means all unpaid Accounts of the Borrower, net of any credits, except the following shall not in any event be deemed Eligible
Accounts:

          (a) That portion of Accounts over 90 days past the invoice date thereof, except for Accounts with dating terms;

          (b) That portion of Accounts which have dating terms and (i) which dating terms are in excess of 150 days, (ii) which are not yet due or (iii) on which any payment is more than 60 days past due;

          (c) Accounts that are disputed or subject to a claim of offset or a contra account;

          (d) Accounts owed by any unit of government, whether foreign or domestic, other than a Colorado, New Mexico or Wyoming municipality, provided, however, that if such


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     Accounts would be Eligible Accounts except for the provisions of this subsection (d), Accounts owed by the United States of America or any agency thereof shall be Eligible Accounts if properly assigned to the Lender pursuant to the United States Assignment of Claims Act;

          (e) Accounts owed by an account debtor located outside the United States or Canada which are not (i) backed by a bank letter of credit assigned to the Lender and acceptable to the Lender in all respects, in its sole discretion; or (ii) insured under a policy of receivables insurance naming the Lender as loss payee and secured party and acceptable to the Lender in all respects, in its sole discretion;

          (f) Accounts owed by an account debtor that is the subject of bankruptcy proceedings or has gone out of business;

          (g) Accounts owed by a subsidiary, Affiliate, officer or employee of the Borrower;

          (h) Accounts subject to a security interest other than a security interest in favor of the Lender;

          (i) Any portion of Accounts that are prebillings;

          (j) Accounts that have been restructured, extended, amended or modified;

          (k) "Bill and hold" Accounts unless Lender has received documentation from the account debtor satisfactory to Lender in its sole discretion evidencing the terms of the sale and the account debtor's ownership of the purchased goods upon billing, and the goods purchased and being held are segregated and identified by Account debtor and remain insured;

          (l) Accounts owed by an account debtor, regardless of whether otherwise eligible if 10% or more of the total amount due under Accounts from such account debtor are ineligible under subparagraphs (a), (b) and
     (c) above, unless (i) no more than 25% of the total amount due under Accounts for such account debtor is more than 90 days past invoice date, and Borrower holds a perfected materialman's lien to secure the amounts more than 90 days outstanding, or (ii) not more than 25% of the total amount due under Accounts for such account debtor is more than 90 days past invoice date and the account debtor is a Colorado or Wyoming municipality; and

          (m) Accounts otherwise deemed ineligible by the Lender in its sole discretion.

     "Eligible Inventory" means all of the Borrower's inventory of finished goods and raw materials, at the lower of average cost or market value as determined in accordance with generally


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accepted accounting principles; except that the following shall not in any event be deemed Eligible Inventory:

          (a) Except as otherwise agreed by the Lender, inventory which is in-transit; located in a warehouse or any other premises not approved by the Lender in writing; located outside of the states, or localities as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title not in the possession of the Lender; on consignment to or from any other person or subject to any bailment; or held by salespeople of the Borrower; or

          (b) Inventory which is held for testing, trial or sample purposes;

          (c) Work-in-process inventory;

          (d) Inventory which is damaged, obsolete, not useable in the normal course of the Borrower's operations or part of any new or unproven product line of the Borrower, including without limitation inventory in an amount equal to any reserve for obsolescence;

          (e) Inventory which the Borrower has returned or attempted to return, is in the process of returning, or intends to return to the vendor thereof;

          (f) Inventory which is subject to a security interest other than a security interest in favor of the Lender (except for a security interest in favor of Deutsch Financial Service Corporation);

          (g) Goods held on consignment;

          (h) Slow Moving Inventory;

          (i) Inventory on loan to any customer of the Borrower; and

          (j) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

     "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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     "Event of Default" has the meaning specified in Section 7.01 hereof.

     "Floating Rate" means an annual rate equal to the Base Rate, which Floating Rate shall change in all events when and as the Base Rate changes; provided, however, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, the Floating Rate shall, in the Lender's discretion and without waiving any of its other rights and remedies, mean an annual rate equal to the sum of the Floating Rate as otherwise defined herein plus two percent (2.00%), which Floating Rate shall change when and as the Base Rate changes.

     "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

     "Guaranty" means the guaranty of all or a portion of the Indebtedness executed by a Guarantor.

     "Guarantor" means HIA, Inc., a New York corporation.

     "Indebtedness" means the Borrower's obligation to repay all loans and Advances under and in accordance with this Agreement and the Notes.

     "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

     "Loan Documents" means this Agreement, the Notes, and the Security
Documents.

     "Maturity Date" means April 30, 2001.

     "Maximum Line" means $4,000,000.

     "Note" means the Revolving Note or the Term Note; and "Notes" means the Revolving Note and the Term Note.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


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     "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

     "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

     "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

     "Reportable Event" shall have the meaning assigned to that term in Title IV of the Employee Retirement Income Security Act of 1974, as amended.

     "Revolving Advance" has the meaning given in Section 2.01.

     "Revolving Note" means the Revolving Note of the Borrower payable to the order of the Lender in substantially the form attached hereto as Exhibit C.

     "Security Documents" means this Agreement and any other document delivered to the Lender from time to time to secure the Indebtedness, as the same may hereafter be amended, restated, or supplemented from time to time.

     "Security Interest" has the meaning given in Section 2.15.

     "Seller" means Bruce J. Grinnell, Jr.

     "Slow Moving Inventory" means inventory which otherwise meets all of the requirements for Eligible Inventory, but which has not sold for the past two fiscal years of Borrower.


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     "Subordinated Debt" of any Person means all Debt of such Person which has been subordinated in the right of payment to the Indebtedness on terms and conditions approved by the Lender in writing.

     "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "Tangible Capital Funds" means the sum of Tangible Net Worth plus Subordinated Debt.

     "Tangible Net Worth" means the difference between (i) the tangible assets of the Borrower, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (ii) all Debt of the Borrower; provided, however, that notwithstanding the foregoing in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, deposits, deferred charges or treasury stock or any securities or Debt of the Borrower or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, and any other assets designated from time to time by the Lender, in its sole discretion.

     "Term Advance" has the meaning given in Section 2.04.

     "Term Note" means the Term Note of the Borrower payable to the order of the Lender in substantially the form attached hereto as Exhibit D.

     "Term Rate" means an annual rate equal to eight and one-eighth percent (8.125%) provided, however, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, the Term Floating Rate shall, in the Lender's discretion and without waiving any of its other rights and remedies, mean an annual rate equal to ten and one-eighth percent (10.125%).

     "Termination Date" means the earliest of (a) the Maturity Date or (b) the date on which the Lender terminates its Commitment hereunder pursuant to Section 7.02.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 8.07 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.


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     "Western" means Western Pipe Supply Co., Inc., a Colorado corporation.

     "Working Capital" means Current Assets less Current Liabilities but excluding any undistributed and unsubordinated Subchapter S earnings, which shall be classified instead as Current Liabilities. Also to be excluded from Working Capital are notes due from shareholders and officers of the Borrower, if any, such notes to be classified as non-current assets, unless they are advances against a current liability due the same officer or shareholder.

     "WSI" means Water Systems, Inc., a Wyoming corporation.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

     Section 2.01 Revolving Advances. The Lender agrees, on the terms and subject to the conditions hereinafter set forth, to make Revolving Advances to the Borrower from time to time during the period from the date hereof to and including the Termination Date, in an aggregate amount at any time outstanding not to exceed the Borrowing Base. The Revolving Advances shall be secured by the Collateral as provided in this Article II. The Commitment shall be a revolving facility and it is contemplated that the Borrower will request Revolving Advances, make prepayments and request additional Revolving Advances. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.01:

          (a) Each request for a Revolving Advance may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof, and shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of the Borrower designated as such by Borrower, or such a designated agent.

          (b) Upon the Lender's determination to make the Revolving Advance, except as otherwise instructed in writing by the Borrower, the Lender may disburse loan proceeds by deposit with any bank to or for the account of the Borrower or to or for the account of any third party designated by such officer, agent or person of the Borrower, or by an instrument payable to the Borrower or to any such third party delivered to any such officer, agent or person or to any such third party, or in any other manner deemed appropriate by the Lender. Upon request of the Lender, the Borrower shall promptly confirm each telephonic request for a Revolving Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Revolving Advances under this Section 2.01 notwithstanding the failure of the Lender to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Revolving Advance under this Section 2.01, whether written or telephonic, shall be deemed to be


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     a representation by the Borrower that the statements set forth in Section
     3.02 hereof are correct as of the time of the request.

          Section 2.02 Notes.

          (a) All Revolving Advances shall be evidenced by and repayable with interest in accordance with the Revolving Note. The principal of the Revolving Note shall be payable as provided herein and on the earlier of the Termination Date or acceleration by the Lender pursuant to Section 7.02 hereof, and shall bear interest as provided herein.

          (b) The Term Advance shall be evidenced by and repayable with interest in accordance with the Term Note. The principal of the Term Note shall be payable as provided in Section 2.05, and shall bear interest as provided herein.

          Section 2.03 Interest.

          (a) REVOLVING NOTE. The outstanding Revolving Advances shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Floating Rate; provided, however, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the Revolving Advances outstanding from time to time shall be payable on the last day of each month and on the Termination Date or earlier prepayment in full. The Borrower agrees that the Lender may at any time or from time to time, without further request by the Borrower, make a Revolving Advance to the Borrower, or apply the proceeds of any Revolving Advance, for the purpose of paying all such interest promptly when due.

          (b) TERM NOTE. The Term Advance shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Term Rate; provided, however, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the Term Advance outstanding from time to time shall be payable on June 30, 1999 and monthly thereafter on the last day of each month and on the Termination Date or earlier prepayment in full. The Borrower agrees that the Lender may at any time or from time to time, without further request by the Borrower, make a Revolving Advance to the Borrower, or apply the proceeds of any Revolving Advance, for the purpose of paying all such interest promptly when due.

          (c) If any Person shall acquire a participation in Advances under this Agreement and shall elect to accept interest with respect to such participation at a lesser rate than the rate otherwise applicable hereunder, the rate of interest payable by the Borrower with respect to such participation shall be such lesser rate of interest, if, to the extent that and so long as such Person shall hold such participation. The Lender shall not be obligated to request, induce or permit any Person to acquire or to retain any


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

     participation at all or in any particular amount or at any particular rate of interest or on any particular terms.

          Section 2.04 Term Advance. The Lender agrees, on the terms and subject to the conditions herein set forth, to make an advance to the Borrower in the aggregate amount of $1,000,000 (the "Term Advance"). The Borrower's obligation to pay the Term Advance shall be evidenced by the Term Note and shall be secured by the Collateral as provided in this Article II. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Term Advance in the manner agreed by the Lender and the Borrower in writing.

          Section 2.05 Payment of Term Advance. The outstanding principal balance of the Term Note shall be due and payable as follows:

          (a) On August 31, 1999 and monthly thereafter on the last day of each month, in equal payments of $11,905; and

          (b) on the earliest of (i) May 31, 2004, or (ii) acceleration by the Lender pursuant to Section 7.02 hereof, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

          Section 2.06  Voluntary Prepayment; Prepayment Fees.

          (a) VOLUNTARY PREPAYMENT. Except as otherwise provided herein, the Borrower may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrower may prepay the Term Advances (other than in accordance with Section 2.05) if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fees in accordance with Section 2.06(b). Any prepayment of the Term Advances (other than in accordance with Section 2.05) must be in an amount not less than $25,000 or an integral multiple thereof. Any partial prepayments of the Term Note (other than in accordance with Section 2.05) shall be applied to principal payments due and owing in inverse order of their maturities.

          (b) PREPAYMENT FEES. If the Term Note is prepaid for any reason except in accordance with Section 2.05, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three-quarters of one percent (0.75%) if prepayment occurs on or before the first anniversary of the Funding Date; (ii) one-half of one percent (0.5%) if prepayment occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one-quarter of one percent (0.25%) if prepayment occurs after the second anniversary of the Funding Date. The Borrower will not be required to pay the prepayment fees otherwise due under this Section 2.06(b) if such prepayment is made out of increased cash flow


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

     from the Borrower's operations (which requirement shall be met only to the extent the Borrower does not refinance such prepaid amount within 120 days of such prepayment).

          Section 2.07 Mandatory Prepayment. The Borrower shall prepay the Revolving Advances immediately without notice or demand if the sum of the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base. The prepayment required by this Section shall be equal to the amount necessary to reduce the sum of the outstanding principal balance of the Revolving Advances to the Borrowing Base. Any prepayment received by the Lender under this Section or under Section 2.06 may be applied to the Indebtedness, including interest thereon and any fees, commissions, costs and expenses hereunder in such order and in such amounts as the Lender, in its discretion, may from time to time determine. If the amount of a required prepayment exceeds the outstanding principal balance of the Revolving Advances, the Borrower shall nevertheless make the full amount of such prepayment, and the Lender shall hold the excess in a non-interest bearing account at a bank or other financial institution selected by the Lender as additional security for, and the Borrower hereby grants the Lender a security interest in such funds to secure, the Indebtedness.

          Section 2.08 Computation of Interest and Fees. The interest, the commissions and the fees hereunder shall be computed on the basis of actual number of days elapsed and a year of 360 days.

          Section 2.09 Payment. All payments of principal of and interest on the Indebtedness and of the fees and commissions hereunder shall be made to the Lender in immediately available funds. The Borrower hereby authorizes the Lender to charge against the Borrower's account with the Lender an amount equal to the principal, accrued interest, commissions and fees from time to time due and payable to the Lender hereunder and further authorizes the Lender, in its discretion, to make a Revolving Advance under this Article II to the extent necessary to pay any such amounts.

          Section 2.10 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or holiday for banks under the laws of the State of Minnesota or Colorado, such payment may be made on the next succeeding bank business day, and such extension of time shall in such case be included in the computation of interest on the Indebtedness or the fees hereunder, as the case may be.

          Section 2.11 Use of Proceeds. The proceeds of the Term Advance shall be used to purchase the common stock of Western held by the Seller. Up to $500,000 of proceeds of Revolving Advances may be used by the Borrower to purchase or to repurchase the common stock of Western held by the Seller. The remaining proceeds of Revolving Advances under the Commitment shall be used by the Borrower to pay out Colorado Business Bank in an amount of approximately $450,000 and otherwise for ordinary working capital and general business purposes.


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

          Section 2.12 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to any and all Advances made or repaid and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance which Borrower then asserts to be outstanding to the Lender for Advances under this Agreement. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within 120 days after its receipt by the Borrower.

          Section 2.13 Setoff. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any indebtedness owed to the Lender by the Borrower (for Advances or for any other transaction or event), whether or not due. In addition, each other Person holding a participating interest in any Advances made to the Borrower by the Lender or other Indebtedness shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

          Section 2.14 Origination Fee. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $5,000, due and payable upon the execution of this Agreement.

          Section 2.15 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Indebtedness.

          Section 2.16 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default or Event of Default then exists and is continuing) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name,
(a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

          Section 2.17 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default or Event of Default then exists and is continuing, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

          Section 2.18 Occupancy.

          (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time if any Default or Event of Default exists and is continuing.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Indebtedness and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 2.18.

          Section 2.19 License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral at any time a Default or Event of Default exists and is continuing.

          Section 2.20 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

          Name and address of Debtor:

          CPS Distributors, Inc.
          4275 Forest Street
          Denver, Colorado 80216
          Federal Tax Identification No.
                                         ----------------------

          Water Systems, Inc.
          1215 N. Wolcott
          Casper, Wyoming 82601
          Federal Tax Identification No.
                                         ----------------------

          Western Pipe Supply Co., Inc.
          5700 Valmont
          Boulder, Colorado 80301
          Federal Tax Identification No. 84-0729202

          Name and address of Secured Party:

          Norwest Bank Colorado, N.A.
          1740 Broadway
          Denver, Colorado 80274-8673

          Section 2.21 Setoff. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Indebtedness, whether or not due. In addition, each other Person holding a participating interest in any Indebtedness shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

                                   ARTICLE III

                              Conditions Precedent

          Section 3.01 Conditions Precedent to the Term Advance. The Lender's obligation to make the Term Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a) This Agreement, properly executed by the Borrower.

          (b) The Notes, properly executed by the Borrower.

          (c) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (d) An Amended and Restated Guaranty duly executed by the Guarantor, whereby the Guarantor agrees to guaranty all of the Advances hereunder.

          (e) A certificate of Western's Secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents,
     (ii) Western's articles of incorporation and bylaws, and (iii) the signatures of Western's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on Western's behalf.

          (f) A current certificate issued by the Secretary of State of Colorado, certifying that Western is duly incorporated and in good standing with the State of Colorado.

          (g) An opinion of counsel to Western, addressed to the Lender.

          (h) Evidence that the Seller has provided carry-back financing to Western in an amount no less than $1,200,000 and at an interest rate no greater than 8.5%, maturing no sooner than March 31, 2009.

          (i) A subordination agreement in favor of the Lender, properly executed by the Seller in his personal capacity.

          (j) A copy of the Stock Purchase Agreement executed by the Seller, Western, and CPS.

          (k) A copy of the leases pursuant to which Western is leasing its premises, together with a landlord's disclaimer and consent with respect to each such Lease.

          (l) A Non-Competition Agreement executed by the Seller whereby the Seller agrees not to compete with the Borrower.

          (m) Payment of the fees and commissions due through the date of the initial Advance under Section 2.14 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.04, including all legal expenses incurred through the date of this Agreement.

          (n) Such other documents as the Lender in its sole discretion may require.

          Section 3.02 Additional Conditions Precedent to All Advances. The obligation of the Lender to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date thereof:

          (a) the representations and warranties contained in Article IV hereof are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                   ARTICLE IV

                         Representations and Warranties

          The Borrower represents and warrants to the Lender as follows:

          Section 4.01 Corporate Existence and Power; Name. CPS and Western are corporations duly incorporated, validly existing and in good standing under the laws of the State of Colorado, WSI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wyoming, and each of CPS , WSI, and Western is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Loan Documents. During its corporate existence, the

Borrower has done business solely under the names CPS Distributors, Inc., Water Systems, Inc. and Western Pipe Supply Co., Inc.

          Section 4.02 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          Section 4.03 Legal Agreements. Upon due execution by the Borrower and the other parties thereto, the Loan Documents constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms.

          Section 4.04 Subsidiaries. The only subsidiaries of CPS are Western and WSI. Neither WSI nor Western has any subsidiaries.

          Section 4.05 Financial Condition; No Adverse Change. The Borrower has heretofore furnished the following financial statements to the Lender: the audited financial statements of the Guarantor for its fiscal year ended November 30, 1998, and the audited financial statements of Western for the fiscal year ended December 31, 1998. All such financial statements fairly present the financial condition of the Borrower and the Guarantor on the date thereof and the results of the operations and cash flow of such company for the periods then ended, and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower or the Guarantor.

          Section 4.06 Litigation. Except as otherwise disclosed to you in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition, properties, or operations of the Borrower.

          Section 4.07 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          Section 4.08 Taxes. The Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. The Borrower has filed all federal, state and local tax returns which are required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

          Section 4.09 Titles and Liens. The Borrower has good title to all collateral described in the collateral reports provided to the Lender and all other properties and assets reflected in the pro forma balance sheet referred to in Section 4.05 hereof, free and clear of all mortgages, security interests, liens and encumbrances, except for mortgages, security interests and liens permitted by Section 6.01 hereof and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. No financing statement naming the Borrower as debtor is on file in any office except to perfect only security interests permitted by Section 6.01 hereof.

          Section 4.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower or any Affiliate maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any Affiliate has:

          (a) Any accumulated funding deficiency within the meaning of ERISA; or

          (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or may become payable to participants or beneficiaries of any such Plan).

          Section 4.11 Default. The Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected.

          Section 4.12 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of any Loan Document, or any of the agreements or instruments herein mentioned to which the Borrower is a party, or in connection with the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

          Section 4.13 Environmental Protection. The Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. Except as previously disclosed to the Lender in writing, the Borrower and all activities of the Borrower at its facilities complied or comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower with respect thereto. Except as previously disclosed to the Lender in writing, the Borrower was or is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower is aware. Except as previously disclosed to the Lender in writing, the Borrower is not aware of, nor has the Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

          Section 4.14 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

          Section 4.15 Financing Statements. The proper places to file financing statements to perfect the Security Interest are the office of the Secretary of State of the State of Colorado, the office of the Secretary of State of Wyoming and the County Clerk for Natrona County, Wyoming. When the financing statements heretofore signed by the

Borrower are filed there, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements, subject to no prior security interest, assignment, lien or encumbrance except interests, if any, permitted by Section 6.01 hereof.

                                    ARTICLE V

                      AFFIRMATIVE COVENANTS OF THE BORROWER

          So long as the Indebtedness shall remain unpaid or the Commitment shall be outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

          Section 5.01 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower and of HIA, Inc. with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, together with a certificate of the chief financial officer of the Borrower stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and whether or not the officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 30 days after the end of each month an unaudited balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year, all prepared on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis and certified by the chief financial officer of the Borrower, subject to year-end audit adjustments; and accompanied by a certificate of that officer substantially in the form of Exhibit B hereto stating (i) that such officer certifies the accuracy of the amount of the Borrowing Base set forth in such certificate,
     (ii) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis,
     (iii) whether or not such officer has
     knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iv) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections
     5.09 through 5.11 and 6.10 hereof;

          (c) within 30 days after the end of each fiscal quarter, agings of the Borrower's accounts receivable and inventory stock certifications;

          (d) within 60 days after the end of each quarter, copies of all Forms 10-QSB submitted by the Guarantor to the Securities and Exchange Commission and within 90 days after the end of each fiscal year of the Guarantor, copies of all Forms 10-KSB submitted by the Guarantor to the Securities and Exchange Commission;

          (e) at least 30 days before the beginning of each fiscal year of the Borrower, the projected income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

          (f) from time to time, any and all receivables schedules, collection reports, equipment schedules, copies of invoices to account debtors and shipment documents and delivery receipts for goods sold, and other material, reports, records or information required by the Lender;

          (g) immediately after the commencement thereof, notice in writing of all litigation of any type and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in
     Section 4.06 hereof or which seek a monetary recovery against the Borrower in excess of $25,000;

          (h) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any event which constitutes a Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event;

          (i) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of the Borrower involving an amount in excess of $25,000; (ii) any goods returned to or recovered by the Borrower involving an amount in excess of $50,000; (iii) any change in the persons constituting the officers and directors of the Borrower; and (iv) the occurrence of any breach, default or event of default by or attributable to the Borrower under this Agreement or any of the Loan Documents;

          (k) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

          (l) From time to time, with reasonable promptness, such further information regarding the business, operations, affairs and financial and other condition of the Borrower as the Lender may request.

          Section 5.02 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligers requests for verification of amounts owed to the Borrower, and to discuss the affairs of the Borrower with any of its directors, officers, employees or agents. The Borrower will at all reasonable times permit the Lender or its representatives to examine or inspect any collateral, or any evidence of collateral, wherever located; provided, however, that so long as neither a Default or an Event of Default has occurred or is continuing, the Borrower shall not be required to pay any fees and costs of Lender incurred with respect to examining or inspecting the collateral in excess of fees and costs incurred with respect to conducting one such inspection during each calendar year.

          Section 5.03 Compliance with Laws; Environmental Indemnity. The Borrower will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, and (b) comply with all applicable environmental, hazardous waste or substance, toxic substance and underground storage laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations. The Borrower will indemnify, defend and hold Lender harmless from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or on property owned, leased or controlled by the Borrower. This indemnification agreement shall survive the termination of this Agreement and payment of the Indebtedness hereunder.

          Section 5.04 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          Section 5.05 Maintenance of Properties. The Borrower will keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) provided, however, that nothing in this Section shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Lender.

          Section 5.06 Insurance. The Borrower will obtain and maintain insurance (naming the Lender as loss payee) with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates.

          Section 5.07 Preservation of Corporate Existence. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; shall conduct its business in an orderly, efficient and regular manner; and shall not liquidate, merge, dissolve, suspend business operations, or sell all or substantially all of its assets or stock.

          Section 5.08 Net Worth. The Borrower shall at all times during each of the periods set forth below, maintain its Tangible Capital Funds at or above the amounts set forth opposite such period.

                    Period                                      Tangible Capital Funds
                    ------                                      ----------------------
All times during the months of December, January,                     $2,000,000
February, March, April, May, June, and July of each
year

All times during the months of August, September,                     $2,600,000
October and November of each year

          Section 5.09 Debt to Tangible Capital Funds. The Borrower shall at all times maintain the ratio of the Borrower's Debt to the Borrower's Tangible Capital Funds at a ratio which is less than or equal to 3.5 to 1.0.

          Section 5.10 Current Ratio. The Borrower shall at all times maintain the ratio of its Current Assets to Current Liabilities at a ratio which is greater than or equal to 1.25 to 1.0.

          Section 5.11 Minimum Debt Service Coverage. The Borrower shall at the last day of each fiscal quarter maintain the ratio between (i) the sum of the Borrower's net income, depreciation expense and interest expense, to (ii) the sum of the Borrower's interest expense and current maturities of long-term Debt, each determined for the four-quarter period ending on such day, at a ratio which is greater than or equal to 1.30 to 1.0.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          So long as the Indebtedness shall remain unpaid or the Commitment shall be outstanding, the Borrower agrees that, without the prior written consent of the Lender:

          Section 6.01 Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing:

          (a) mortgages, deeds of trust, pledges, liens, security interests and assignments securing any indebtedness in existence on the date hereof and listed in Exhibit A hereto;

          (b) the security interest granted to the Lender pursuant to Article II hereof; and

          (c) purchase money security interests relating the acquisition of machinery and equipment of the Borrower so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement.

          Section 6.02 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) indebtedness arising hereunder;

          (b) indebtedness of the Borrower in existence on the date hereof and listed in Exhibit A hereto;

          (c) indebtedness relating to liens permitted in accordance with
     Section 6.01(c) hereof; and

          (d) Subordinated Debt.

          Section 6.03 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit A hereto.

          Section 6.04  Investments and Subsidiaries.

          (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

              (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poor's Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation); and

              (ii) advances in the form of progress payments, prepaid rent or security deposits.

          (b) The Borrower will not create or permit to exist any Subsidiary except that CPS may maintain WSI and Western.

          Section 6.05 Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly, and shall not make any payments to HIA, Inc. or pay any expenses of HIA, Inc., in excess of $50,000 in the aggregate in any 12 month period.

          Section 6.06 Sale of Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person other than in the ordinary course of business.

          Section 6.07 Consolidation and Merger. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

          Section 6.08 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 6.09 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower.

          Section 6.10 Accounting. The Borrower will not adopt, permit or consent to any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

          Section 6.11 Discounts, etc. The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold.

          Section 6.12 Transfers. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration. For the purposes of this Section 6.13, the creation of an Account in the ordinary course of business shall constitute consideration.

          Section 6.13 Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

          Section 6.14 Place of Business; Location of Collateral; Name. The Borrower will not transfer its executive office or chief or principal place of business; move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower shall not change its name.

          Section 6.15 Articles of Incorporation. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws.

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

          Section 7.01 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of any interest on or principal of any Note when it becomes due and payable, whether at the maturity thereof or as a result of a required mandatory prepayment thereof pursuant to Section 2.07; or

          (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement shall not be repaid; or

          (c) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 15 days after receipt by the Borrower of written notice from the Lender of such default or breach; or

          (d) The Borrower or any Guarantor, as the case may be, shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor, as the case may be, shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or any Guarantor, as the case may be; or the Borrower or any Guarantor, as the case may be, shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Guarantor, as the case may be; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor, as the case may be; or

          (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or any Guarantor as debtor; or

          (f) Any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its officers) in any certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or

          (g) The rendering against the Borrower or any Guarantor of a final judgment, decree or order for the payment of money in excess of $10,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

          (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; or

          (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or any Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or notice of any lien shall be filed or issued in connection with any Plan; or

          (j) An event of default shall occur under the Security Documents or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note; or

          (k) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

          (l) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

          (m) The Borrower shall default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder; or

          (n) The Borrower shall pay any principal or interest of any Subordinated Debt except as may specifically be permitted by the subordination agreement with respect thereto or may be otherwise consented to by the Lender in writing.

          Section 7.02 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Lender, the Lender may exercise any or all of the following rights and remedies:

          (a) The Lender may, by notice to the Borrower, declare the entire unpaid principal amount of any Note then outstanding, all interest accrued and unpaid thereon, and all amounts payable under this Agreement to be forthwith due and payable, whereupon such Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

          (b) The Lender may, by notice to the Borrower, terminate its Commitment.

          (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Indebtedness, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder;

          (d) The Lender may exercise and enforce its rights and remedies under the Security Documents; and

          (e) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.01(e) hereof, the Commitment shall terminate and the entire unpaid principal amount of the Notes (whether contingent or funded), all interest accrued and unpaid thereon and all other amounts payable under this Agreement shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.01 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 8.02 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 8.03 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by certified mail return receipt requested, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

          If to the Borrower:

          CPS Distributors, Inc.
          Attn: Alan C. Bergold
          4275 Forest Street
          Denver, Colorado 80216
          Telecopier: (303) 394-2667

          If to the Lender:

          Norwest Bank Colorado, National Association
          Attn: Randall Schmidt
          1740 Broadway
          Denver, Colorado 80274-8673
          Telecopier: (303) 863-6670

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if delivered personally, (b) two days after the date of posting if delivered by mail, (c) one day following the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II hereof shall not be effective until received by the Lender.

          Section 8.04 Costs and Expenses. The Borrower will reimburse the Lender for any and all reasonable costs and expenses, including (without limitation) attorneys' fees, paid or incurred by the Lender in connection with
(a) the negotiation of any amendments, modifications or extensions to or of any of the Loan Documents and any other document or agreement related hereto or thereto and occurring subsequent to the date hereof, any instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions, but not including any expenses or fees associated with the Lender's annual renewal of the credit facility made available to the Borrower pursuant to this Agreement; (b) customary transaction fees of the Lender incurred in connection with the loans contemplated hereby; (c) fees and expenses in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower, whether conducted at the Borrower's premises or at the offices of the Lender or elsewhere; provided, however, that so long as neither a Default or an Event of Default has occurred or is continuing, the Borrower shall not be required to pay any fees and costs of Lender incurred with respect to examining or inspecting the collateral in excess of fees and costs incurred with respect to conducting one such inspection during each calendar year; (d) any and all other out-of-pocket expenses by the Lender in connection with any of the transactions contemplated hereby; and (e) the enforcement, protection or preservation by the Lender during the term hereof or thereafter of any of the rights or remedies of the Lender under any of the foregoing documents, instruments or agreements or under applicable law, whether or not suit is filed with respect thereto. The Borrower acknowledges that the Lender may perform annual collateral audits at the expense of the Borrower pursuant to this Agreement at the Lender's current audit charge per auditor hour, plus out-of-pocket expenses, the total amount not to exceed $2,500 per audit.

          Section 8.05 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

          Section 8.06 Binding Effect, Assignment. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

          Section 8.07 Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Colorado.

          Section 8.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          Section 8.09 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.10 Arbitration.

          (a) AGREEMENT TO ARBITRATE. Subject to the provisions of the next paragraph below, the Lender and the Borrower agree to submit to binding arbitration any and all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way to the Advances, the Indebtedness, the Credit Agreement, the Notes, or any of the Security Documents or the negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, collection, enforcement, default or termination thereof.

          Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement, or instrument, or applicable law; (2) to exercise self-help remedies such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit to provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies.

          (b) SELECTION OF ARBITRATOR. If the amount in dispute is $500,000 or more, arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law in the State of Colorado for at least eight (8) years or a retired judge at the district court or appellate court level from State of Colorado; (2) a person with at least eight (8) years experience in commercial lending; and
     (3) a person with at least eight (8) years experience in the turf irrigation equipment and well pumps industry. The parties to the dispute or their representatives shall obtain from the American Arbitration Association ("AAA") a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

          If the amount in dispute is less than $500,000, the arbitration shall be conducted before one arbitrator who shall be an attorney who has practiced in the area of commercial law for at least eight (8) years or a retired judge at the District Court or appellate court level. The parties to the dispute or their representatives shall obtain from AAA a list of the persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

          (c) GOVERNING LAWS AND RULES. Such arbitration shall proceed in the State of Colorado in the City and County of Denver, Colorado, shall be governed by Colorado law, including all applicable statutes of limitations, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

          (d) DISCOVERY. In any arbitration hereunder: (1) the arbitrator(s) shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided in Rule 26.1 (c) of the Colorado Rules of Civil Procedure, and shall be subject to the scheduling by the arbitrator(s), and any discovery disputes shall be subject to final determination by the arbitrator(s); and (3) the arbitrator(s) shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the Credit Agreement, the Notes and/or other Security Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                             CPS DISTRIBUTORS, INC.



                                             By:  /s/ Carl J. Bentley
                                                  ------------------------------
                                                  Carl J. Bentley
                                                  Its:  President


                                             WATER SYSTEMS, INC.



                                             By:  /s/ Donald L. Champlin
                                                  ------------------------------
                                                  Donald L. Champlin
                                                  Its: Vice President


                                             WESTERN PIPE SUPPLY CO., INC.



                                             By:  /s/ Donald L. Champlin
                                                  ------------------------------
                                                  Donald L. Champlin
                                                  Its: President


                                             NORWEST BANK COLORADO, NATIONAL
                                             ASSOCIATION



                                             By:  /s/ Randall Schmidt
                                                  ------------------------------
                                                  Randall Schmidt
                                                  Its: Vice President

                              SCHEDULE OF EXHIBITS


EXHIBIT A         Permitted Liens, Indebtedness and Guaranties

EXHIBIT B         Borrowing Base Certification

EXHIBIT C         Revolving Note

EXHIBIT D         Term Note

                                                     Exhibit A to Second Amended
                                                   and Restated Credit Agreement


                     Inventory                              CPS          Western      WSI
                     ---------                              ---          -------      ---
ITT Commercial Finance Corp.

Motorola                                                  882086224

Hesstor Corp. (Woods Div.)                                877050292

Taylor & Pittsburgh Implement                             877023255

Textron                                                   882091828                 U790033

Carswell Import & Marketing Associates, Inc. (Robin)      882100327

Chrysler First Commercial Corp. (Exmark)                  902091925

Transamerica Commercial Finance                           892002466

                     Equipment
                     ---------

Associates Leasing, Inc.                                  902022609

Triple H Construction Co.                                 892073461

Pitney Bowes                                              872869173

General Electric Capital Corp. (Applicon)                9020059202
                                                          880283351
                                                          892049368

Tri State Bank (Lease Finance)                            892001430

First Concord Acceptance (M & R Leasing, Inc.)            91201601

Hewlett Packard                                           922034249

                                                     Exhibit B to Second Amended
                                                   and Restated Credit Agreement

                                                     Exhibit C to Second Amended
                                                   and Restated Credit Agreement

                                 REVOLVING NOTE

$4,000,000                                                      Denver, Colorado
                                                                   May  24, 1999


          For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of NORWEST BANK COLORADO, N.A. (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Dollars ($4,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

          This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

          The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


CPS DISTRIBUTORS, INC.      WATER SYSTEMS, INC.         WESTERN PIPE SUPPLY
                                                        CO., INC.

By _____________________    By _____________________    By _____________________
     Carl J. Bentley             Donald L. Champlin          Donald L. Champlin
     Its President               Its Vice President          Its President

                                                     Exhibit D to Second Amended
                                                   and Restated Credit Agreement

                                    TERM NOTE
$1,000,000                                                      Denver, Colorado
                                                                   May  24, 1999

          For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promise to pay on the dates set forth in the Credit Agreement (defined below), but in any event no later than May 31, 2004, to the order of NORWEST BANK COLORADO, N.A. (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the aggregate unpaid principal amount of the Term Advance made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

          This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

          The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


CPS DISTRIBUTORS, INC.      WATER SYSTEMS, INC.         WESTERN PIPE SUPPLY
                                                        CO., INC.

By _____________________    By _____________________    By _____________________
     Carl J. Bentley             Donald L. Champlin          Donald L. Champlin
     Its President               Its Vice President          Its President